Exhibit 21.01

DOMESTIC SUBSIDIARIES

Name
American Shale Oil Corporation (DE)
American Shale Oil, LLC (DE), Assumed Name in TX: AMSO, LLC
AMSO Holdings I, Inc. (DE)
AMSO Holdings, LLC (DE)
DMS Promotions, LLC (DE)
Diversegy Consultant Program, LLC (TX)
Diversegy, LLC (TX)
DiversegyPro, LLC (DE)
Evergreen Gas & Electric, LLC (DE)
Genie Energy International Corporation (DE)
Genie Energy Services, LLC (DE)
Genie Mongolia, Inc. (DE)
Genie Oil and Gas, Inc. (DE)
Genie Retail Energy, Inc. (DE)
Genie Solar Energy LLC (DE)
IDT Energy, Inc. (DE)
IntelliMark Services, LLC (DE)
LED USA, LLC (DE)
North American Energy, Inc. (DE)
Residents Energy, LLC (NY)
Retail Energy Holdings LLC (MN)
Town Square Energy, LLC (DE)
Town Square Energy East, LLC (DE)
Trupro Energy, LLC (CT)
Virtual Power Hedging, LLC (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
Genie Dutch Holdings B.V.	Netherlands
Genie Energie B.V.	Netherlands
Genie Energy International (Genie Energy International is a registered trade name)	Netherlands
Genie Energy Israel Ltd.	Israel
Genie IP B.V.	Netherlands
Genie Israel Holdings Ltd.	Israel
Genie Mongolia Holdings B.V.	Netherlands
Genie Oil Shale Mongolia LLC	Mongolia
Afek Oil & Gas Ltd.	Israel
Atid Drilling Ltd.	Israel
Genie Mongolia B.V.	Netherlands
Israel Energy Initiatives Ltd.	Israel